[WHITE & CASE LETTERHEAD]



July 3, 2001


Global Power Equipment Group Inc.
6120 South Yale, Suite 1480
Tulsa, Oklahoma 74136

Ladies and Gentlemen:

         We have acted as counsel for Global Power Equipment Group Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company pursuant to the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of up to 3,440,257 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), issuable from time to time pursuant to the Company's 2000 Option Plan (the "2000 Plan").

         In so acting, we have examined such certificates of public officials and officers of the Company and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that the Shares, when issued upon exercise of options granted or to be granted pursuant to the 2000 Plan and upon payment of the applicable exercise prices, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 filed in connection with the registration of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                    Very truly yours,



                                                    /s/ White & Case LLP